EXHIBIT #12




                         Opinion and Consent of Counsel









                                       C-6
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                        HELLER EHRMAN WHITE & MCAULIFFE
                                   ATTORNEYS
                   A PARTNERSHIP OF PROFESSIONAL CORPORATIONS


333 BUSH STREET                                                        ANCHORAGE
SAN FRANCISCO                                                        LOS ANGELES
CALIFORNIA 94104-2878                                                  PALO ALTO
                                                                        PORTLAND
FACSIMILE (415) 772-6268                                                 SEATTLE
TELEPHONE (415) 772-6000                                                  TACOMA






                                December 18, 1996


Montgomery Emerging Markets Fund
c/o The Montgomery Funds
101 California Street
San Francisco, California 94111

Montgomery Advisors Emerging Markets Fund
c/o The Montgomery Funds
101 California Street
San Francisco, California 94111


Ladies and Gentlemen:

         You have requested our opinion as to certain United States federal income tax consequences of the acquisition by Montgomery Emerging Markets Fund (the "Acquiring Fund"), a portfolio of the Montgomery Funds (the "Trust"), a Massachusetts business trust, of all of the assets and the assumption of certain of the liabilities of Montgomery Advisors Emerging Markets Fund (the "Acquired Fund"), a portfolio of the Trust, solely in exchange for voting shares of the Acquiring Fund which shall thereafter be distributed to the shareholders of the Acquired Fund and the assumption by the Acquiring Fund of certain liabilities of the Acquired Fund pursuant to an Agreement and Plan of Reorganization dated as of November 30, 1996 (the "Plan"). The transactions contemplated by the Plan are referred to herein as the "Reorganization". At your request, we are rendering our opinion concerning the material federal income tax consequences of the Reorganization.

         In rendering this opinion, we have examined and relied upon (i) the Plan, (ii) the Registration Statement on Form N-14 (the "Registration
Statement") and the Combined Proxy Statement and Prospectus (the "Proxy Statement/Prospectus") filed with the Securities and Exchange Commission on September 11, 1996 (as amended by Pre-Effective Amendment No. 1 filed with the Securities and Exchange Commission on October 18, 1996) in connection with the Reorganization, (iii) certain representations concerning the Reorganization made to us by the Trust for itself and on behalf of the Acquiring Fund and the Acquired Fund in a certificate dated December 18, 1996, and (iv) such other documents, financial and other reports and corporate minutes that we deemed relevant or appropriate. We have assumed, without independent investigation or review thereof, the accuracy and completeness of the facts and representations and warranties contained in the above documents. Any capitalized term used and not defined herein has the meaning given to it in the Proxy Statement/Prospectus or the appendices thereto (including the Plan).




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Montgomery Emerging Markets Fund
Montgomery Advisors Emerging Markets Fund
December 18, 1996
Page 2


                  We have also assumed that the transactions contemplated by the Plan will be consummated in accordance therewith and as described in the Proxy Statement/Prospectus and that, as described in the Plan, prior to the Closing Date, the Acquired Fund will dispose of and/or reinvest any investments which would violate stated investment objectives or policies or certain percentage limitations of the Acquiring Fund.

                  Based upon the foregoing and subject to the following, it is our opinion that the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), that the Acquiring Fund and the Acquired Fund will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and that, accordingly, the following will be the material federal income tax consequences of the Reorganization:

         (1) No gain or loss will be recognized by the Acquired Fund on the transfer of its assets to the Acquiring Fund pursuant to the Plan solely in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of certain of the Acquired Fund's liabilities, or upon the distribution of the Acquiring Fund Shares to shareholders of the Acquired Fund in exchange for their shares of the Acquired Fund.

         (2) No gain or loss will be recognized by the Acquiring Fund on the receipt by the Acquiring Fund of the assets of the Acquired Fund pursuant to the Plan solely in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of certain of the Acquired Fund's liabilities.

         (3) The basis to the Acquiring Fund of the assets of the Acquired Fund received in the Reorganization will be the same as the basis of those assets in the hands of the Acquired Fund immediately prior to the Reorganization.

         (4) The holding period of the Acquiring Fund of the assets of the Acquired Fund received in the Reorganization will include the period for which such assets were held by the Acquired Fund.

         (5) No gain or loss will be recognized by the shareholders of the Acquired Fund on the exchange of their shares in the Acquired Fund solely for shares of the Acquiring Fund pursuant to the terms of the Plan.

         (6) The aggregate basis of the shares of the Acquiring Fund to be received by a shareholder of the Acquired Fund pursuant to the Plan will be the same as the aggregate basis of the shares of the Acquired Fund exchanged therefor.

         (7) The holding period for shares of the Acquiring Fund to be received by a




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Montgomery Emerging Markets Fund
Montgomery Advisors Emerging Markets Fund
December 18, 1996
Page 3

shareholder of the Acquired Fund will include the period during which the Acquired Fund shares exchanged therefor were held, provided such Acquired Fund shares were a capital asset in the hands of the shareholder on the date of the exchange.

                  This opinion may not be applicable to certain classes of Acquired Fund shareholders, including securities dealers, foreign persons and persons who acquired their own stock pursuant to the exercise of employee stock options or rights or otherwise as compensation.

                  No opinion is expressed regarding the federal income tax consequences to the Acquiring Fund, the Acquired Fund, or the shareholders of the Acquired Fund in the event that money or property other than Acquiring Fund shares is paid by the Acquiring Fund or is distributed by the Acquired Fund to its shareholders in connection with this transaction. No opinion is expressed regarding whether the payment by Montgomery Asset Management, L.P. of expenses of the Reorganization will cause the Acquiring Fund to recognize gross income under Section 61 of the Code or qualifying income under Section 851(b)(2) of the Code.

                  This opinion is based upon existing provisions of the Code, regulations, judicial decisions, and administrative rulings. Legislative changes in the tax law, or changes in the judicial, regulatory and administrative interpretation of the law (including changes having retroactive application) could occur at any time which would modify the federal income tax consequences described in this opinion. This opinion is expressly limited to the matters discussed herein and does not address any state, local or foreign tax consequences of the Reorganization or any federal income tax matters not specifically mentioned.

                  No opinion is expressed as to any transaction other than the Reorganization or to any transaction whatsoever including the Reorganization if all the transactions described in such Plan have not been consummated in accordance with the terms of such Plan and without waiver of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times. If any such representation, warranty, statement or assumption is not true, correct and complete in all material respects, our opinion could be adversely affected and should not be relied upon.

                  This opinion only represents our best judgment as to the federal income tax consequences of the Reorganization and is not binding on the Internal Revenue Service or the courts. We disclaim any obligation to advise of any developments in areas covered by this opinion that occur after the date of this opinion.





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Montgomery Emerging Markets Fund
Montgomery Advisors Emerging Markets Fund
December 18, 1996
Page 4
                  The foregoing opinion is intended solely for the Acquiring Fund, the Acquired Fund and the shareholders of the Acquired Fund and, without our consent may not be disclosed to any other person. We consent to the use of this opinion as an exhibit to the registration statement on Form N-14 filed with the Securities and Exchange Commission in connection with the Reorganization.

                                        Very truly yours,


                                        /s/ Heller, Ehrman, White & McAuliffe